SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 11, 2000

                              ePHONE Telecom, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
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                 (State or other jurisdiction of incorporation)


        000-27699                                     98-020-4749
 ------------------------                  ----------------------------------
 (Commission File Number)                 (IRS Employer Identification Number)

                              1145 Herndon Parkway
                                    Suite 100
                          Herndon, Virginia 20170-5535
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (703) 787-7000
                     ---------------------------------------
                     (Telephone Number, Including Area Code)

                                (Not Applicable)
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         As of December 1, 2000, ePHONE Telecom, Inc. (the "Company") had received written consents from shareholders holding approximately 57% of the Company's outstanding common stock pursuant to which the Bylaws of the Company were amended to increase the size of the Company's Board of Directors from five to nine members and four new directors were named by the shareholders submitting written consents to fill these newly-created board seats. On December 11, 2000, as required by Section 607.0704(3) of the Florida Business Corporation Act, the Company sent a notice to each of its shareholders of record who did not execute a written consent with respect to these actions taken by the holders of a majority of the Company's outstanding common stock. A copy of the notice sent to non-consenting shareholders and the accompanying cover letter is attached to this Current Report as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c)      Exhibits.
                           --------

                  The exhibits listed in the Exhibit Index are filed herewith.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ePHONE TELECOM, INC.

                                       By   /s/  Charlie Rodriguez
                                            ----------------------------------
                                            Charlie Rodriguez
                                            Chief Financial Officer and
                                            Vice President - Corporate Affairs

                                       Date: December 12, 2000





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                                  EXHIBIT INDEX

 Exhibit No.                              Description
 -----------                              ------------
    99.1           Cover Letter and Notice to Shareholders Pursuant to
                   Section 607.0704(3) of the Florida Business Corporation Act, dated December 11, 2000